UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2004

                    CASINO JOURNAL PUBLISHING GROUP, INC.
                   (Exact name of registrant as specified
                                 in its charter)

NEVADA                                                   22-3378922
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or                               Identification Number
                                                        organization

            8025 Blackhorse Pike, Bayport One,
                Suite 470
           West Atlantic City, NJ                     08232
           (Address of principal executive offices) (Zip Code)

                      (201) 599-8484
       (Registrant's telephone number, including area code)

Item 5. Other Events.

On March 18, 2004, the Board authorized a reverse split of the Company's Common Stock. The reverse split was approved by written
consent of the shareholders on that date.   As of the record date,
March 24, 2004, the shares were reverse split so that all shareholders
have 1 share for every 3 shares they owned.    There were no fractional
shares issued, no cash paid for any fractional shares and the shares were rounded down.


                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Casino Journal Publishing Group, Inc. (Registrant)

By: /s/Glenn Fine, President
        ----------------------------
         Glenn Fina

Date: March 22, 2004